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                                                                EXHIBIT 99.14(d)


                        [EDWARDS & ANGELL LETTERHEAD]



                                                        October 21, 1996

Nuveen Flagship Multistate Trust II
333 West Wacker Drive
Chicago, Illinois 60606

        Re: Reorganization and Combination of Nuveen New York Tax-Free Fund the "Nuveen Fund") and Flagship New York Tax Exempt Fund (the "Flagship Fund") into Nuveen Flagship Multistate Trust II (the "Resulting Fund")

Gentlemen:

        We have acted as local New York counsel for the Nuveen Fund and the Resulting Fund, concerning a Registration Statement of the Resulting Fund on Form N-14 with respect to the transactions described therein. We hereby consent to the filing of this letter as an exhibit to such Registration Statement and to the reference to our firm under the caption "State Tax Matters - Nuveen Flagship New York Municipal Bond Fund" in the Statement of Additional Information which is a part of such Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                Very truly yours,

                                                /s/ Edwards & Angell
                                                EDWARDS & ANGELL